SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

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SUPREME INDUSTRIES, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPREME INDUSTRIES, INC.
2581 East Kercher Road
P.O. Box 237
Goshen, IN 46528
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 29, 2004

To Shareholders of
SUPREME INDUSTRIES, INC.:

The annual meeting of shareholders of Supreme Industries, Inc. (the "Company") will be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana on April 29, 2004 at 10:00 a.m. Eastern Standard Time for the following purposes:

1.		To elect nine directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.		To approve the Company's 2004 Stock Option Plan;

3.		To ratify the selection of Crowe Chizek and Company LLC as independent auditors; and

4.		To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement. Only shareholders of record at the close of business on March 8, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid. You may revoke the proxy at any time before the commencement of the meeting.

		By Order of the Board of Directors

Goshen, Indiana		William J. Barrett
March 12, 2004		Secretary

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

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SOLICITATION OF PROXIES

This Proxy Statement and accompanying Proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Supreme Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana on April 29, 2004 at 10:00 a.m. Eastern Standard Time, or at any adjournment thereof. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company's shareholders on or about March 18, 2004.

The expense of proxy solicitation will be borne by the Company. Although solicitation is to be made primarily through the mails, the Company's officers and/or employees and those of its transfer agent may solicit proxies by telephone or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation material regarding the meeting to beneficial owners of the Company's Common Stock, and in such event the Company will reimburse them for all accountable costs so incurred.

A copy of the Annual Report to Shareholders of the Company for its fiscal year ended December 27, 2003, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on March 8, 2004, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 9,961,148 shares of Class A Common Stock and 2,109,133 shares of Class B Common Stock of the Company issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting with respect to matters upon which both classes of Common Stock are entitled to vote.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the meeting to elect a Board of Directors, approve the Company's 2004 Stock Option Plan and to ratify the selection of Crowe Chizek and Company LLC as independent auditors. The proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no directions are specified will be voted for the election of directors named herein, and otherwise in accordance with the judgment of the persons designated as proxies. Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date. Furthermore, such person may nevertheless elect to attend the meeting and vote in person, in which event, the proxy will be suspended.

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The Company's Certificate of Incorporation authorizes two classes of $.10 par value Common Stock (designated Class A and Class B) as well as one class of $1.00 par value preferred stock. No shares of the preferred stock are outstanding. In voting on all matters expected to come before the meeting, a shareholder of either Class A or Class B Common Stock will be entitled to one vote, in person or by proxy, for each share held in his name on the record date, except that the holders of Class A Common Stock shall be entitled to elect that number (rounded down) of directors equal to the total number of directors to be elected divided by three, i.e., three directors, and the holders of Class B Common Stock shall be entitled to elect the remaining directors. The election of three directors by the holders of the Class A Common Stock requires the affirmative vote of a majority of the shares of Class A Common Stock represented in person or by proxy at a meeting at which a majority of the outstanding Class A shares is present. The ratification of the selection of auditors and the approval of the Company's 2004 Stock Option Plan require the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person or by proxy, at the annual meeting. The Company's Certificate of Incorporation prohibits cumulative voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to Management to be the beneficial owners as of March 8, 2004 of more than five percent of the Company's Class A or Class B Common Stock. Such tabulation also sets forth the number of shares of the Company's Class A or Class B Common Stock beneficially owned as of March 8, 2004 by all of the Company's directors and nominees (naming them) and all directors and officers of the Company as a group (without naming them). Persons having direct beneficial ownership of the Company's Common Stock possess the sole voting and dispositive power in regard to such stock. Class B Common Stock is freely convertible on a one-for-one basis into an equal number of shares of Class A Common Stock, and ownership of Class B shares is deemed to be beneficial ownership of Class A shares under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. As of March 8, 2004, there were 9,961,148 Class A shares and 2,109,133 Class B shares outstanding.

The following tabulation also includes Class A shares covered by options granted under the Company's 1992, 1998 and 2001 Stock Option Plans, which options are collectively referred to as "Stock Options". The Stock Options have no voting or dividend rights.

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Name and Address	Title	Amount and Nature of	Percent of
of Beneficial Owner	Class	Beneficial Ownership	Class (1)
Wellington Management Company	Class A	1,085,700	10.9%
75 State Street
Boston, MA 02109

Ronald L. Eubel	Class A	717,681	7.2%
7777 Washington Village Drive, Suite 210
Dayton, OH 45459

Mark E. Brady, William E. Hazel,	Class A	716,983	7.2%
Bernard J. Holtgrieve and Robert J. Suttman
7777 Washington Village Drive, Suite 210
Dayton, OH 45459

Eubel Brady & Suttman	Class A	710,468	7.1%
Asset Management, Inc.
7777 Washington Village Drive, Suite 210
Dayton, OH 45459

Wilen Management Corporation	Class A	641,536	6.4%
2360 West Joppa Road
Lutherville, MD 21093

FMR Corp., Edward C. Johnson III and	Class A	503,750	5.1%
Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

Wachovia Corporation	Class A	493,838	5.0%
One Wachovia Center
Charlotte, NC 28288

Thomas Cantwell	Class A	714,970 (2)(6)	6.7%
#1 McGill St., Apt. 1010	Class B	700,946	33.2%
Montreal, Quebec, Canada H2Y 4A3

Herbert M. Gardner	Class A	954,586 (2)(3)(6)	9.0%
636 River Road	Class B	545,914 (3)	25.9%
Fair Haven, NJ 07704

William J. Barrett	Class A	1,300,435 (2)(4)(6)	12.2%
636 River Road	Class B	625,296 (4)	29.6%
Fair Haven, NJ 07704

Omer G. Kropf	Class A	634,556 (2)	6.3%
2581 East Kercher Road
Goshen, IN 46528

Robert J. Campbell	Class A	134,401 (2)(5)(6)	13%
15690 Treasure Cove	Class B	44,044	2.1%
Bullard, TX 75757

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Name and Address	Title	Amount and Nature of	Percent of
of Beneficial Owner	Class	Beneficial Ownership	Class (1)
Rice M. Tilley, Jr.	Class A	43,200 (2)	*
1600 West Seventh Street
Suite 500
Fort Worth, TX 76102

Robert W. Wilson	Class A	86,418 (2)	*
2581 East Kercher Road
Goshen, IN 46528

H. Douglas Schrock	Class A	86,064 (2)	*
68143 Clunette Street
New Paris, IN 46553

Mark C. Neilson	Class A	1,000	*
1361 Bridgewater Way
Mishawaka, IN 46545

All directors and officers as a group	Class A	3,955,631 (2)(3)(4)(5)(6)	32.4%
of (9) persons	Class B	1,916,200 (3)(4)	90.9%

* Less than 1%

(1) The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares beneficially owned by a person as a result of the ownership of Stock Options, or ownership of Class B Common Stock, were deemed to be currently outstanding solely with respect to the holders of such options or Class B shares.

(2) Includes the number of Class A Shares set forth opposite the persons named in the following table which shares are beneficially owned as a result of the ownership of Stock Options under the Company's 1992, 1998 and 2001 Stock Option Plans.
		Stock
		Options
Omer G. Kropf		79,502
Herbert M. Gardner		72,875
William J. Barrett		72,875
Robert W. Wilson		58,797
Rice M. Tilley, Jr.		16,638
Robert J. Campbell		14,025
Thomas Cantwell		14,025
H. Douglas Schrock		7,608
All directors and officers as a group		336,345

(3) Includes 9,663 shares of Class A Common Stock and 56,592 shares of Class B Common Stock owned by Mr. Gardner's wife. Mr. Gardner has disclaimed beneficial ownership of these shares.

(4) Includes 81,686 shares of Class A Common Stock and 9,849 shares of Class B Common Stock owned by Mr. Barrett's wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

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(5) Includes 410 shares of Class A Common Stock owned beneficially by Mr. Campbell's wife, as custodian for their children. Mr. Campbell has disclaimed beneficial ownership of these shares.

(6) Includes the number of shares of Class A Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Class B Common Stock, which Class B shares are freely convertible on a one-for-one basis into Class A shares.

Depositories such as The Depository Trust Company (Cede & Company) as of March 8, 2004 held, in the aggregate, more than 5% of the Company's then outstanding Class A voting shares. The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof. The Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company's outstanding voting securities.

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for the term of one year and until their successors are duly elected and have qualified. The Company's Board of Directors is currently comprised of nine members. Of the persons named below, Messrs. Schrock, Tilley and Neilson have been nominated for election by the holders of Class A Common Stock, and the remaining persons have been nominated for election by the holders of Class B Common Stock. The nominees for election by holders of Class A Common Stock were recommended to the Board of Directors by a majority of the independent directors of the Board.

Messrs. Gardner, Barrett, Kropf and Wilson were the executive officers of the Company as of December 27, 2003. Officers are elected annually by the Board of Directors at the Annual Meeting of Directors held immediately following the Annual Meeting of Shareholders.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors. The Management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of Management, the nominees intend to serve the entire term for which election is sought.

There are no family relationships by blood, marriage, or adoption between any director or executive officer, except Mr. Schrock who is Mr. Barrett's brother-in-law. Mr. Tilley is a member of the law firm of Law, Snakard & Gambill, a Professional Corporation, which performed legal services for the Company during 2003.

Only nine nominees for director are named, even though the Company's bylaws allow a maximum of fifteen, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors. The proxies given by the Class A shareholders cannot be voted for more than three persons and the proxies given by Class B shareholders cannot be voted for more than six persons. The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

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		Executive	Positions With
Name, Age, and Business Experience		Officer Since	Company
Herbert M. Gardner, 64

Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm since November 2002 and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers; Chairman of the Board of the Company since 1979 and President of the Company since June 1992. Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company; Also a Director of Nu Horizons Electronics Corp., an electronic component distributor; iDine Rewards Network Inc., formerly Transmedia Network, Inc., a company that develops and markets transaction-based dining and other consumer rewards programs; TGC Industries, Inc., a company engaged in the geophysical services industry, Hirsch International Corp., importer of computerized embroidery machines, and supplies; Co-Active Marketing Group, Inc., a marketing and sales promotion company.

		1979	Chairman of the Board and President

Omer G. Kropf, 62 Executive Vice President of the Company since August 1984; President and Chief Executive Officer of Supreme Corporation, a subsidiary of the Company, from January 1984 to November 2000 and co-holder of Office of the President of Supreme Corporation since November 2000.		1984	Executive Vice President

William J. Barrett, 64 President of Barrett-Gardner Associates, Inc., an investment banking firm since November 2002 and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers; Secretary and Assistant Treasurer of the Company and a Director since 1979. Chairman of the Board of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company; and a Director of TGC Industries, Inc., a company engaged in the geophysical services industry.		1979	Executive Vice President (Long Range and Strategic Planning) and Secretary

Robert W. Wilson, 59 Treasurer, Executive Vice President and Chief Financial Officer of the Company since December 1992; Vice President of Finance since 1988 and co-holder of Office of the President of Supreme Corporation, a subsidiary of the Company, since November 2000.		1992	Executive Vice President, Treasurer and Chief Financial Officer

7
		Executive	Positions With
Name, Age, and Business Experience		Officer Since	Company
Robert J. Campbell, 72

Retired Chief Executive Officer of TGC Industries, Inc., from March 1996 to December, 1998, a company engaged in the geophysical services industry; Vice Chairman of the Board and Chief Executive Officer of TGC from July 1993 through March 1996; Chairman of the Board and Chief Executive Officer of TGC Industries, Inc., from July 1986 to July 1993. Prior to such time, President and Chief Executive Officer of the Company for more than five years.

		n/a	None

Dr. Thomas Cantwell, 76

1978 to present, independent oil and gas consultant and personal investor; September 1987 to present, President of Technical Computer Graphics, Inc., a software/hardware integrator in the computer graphics field; Director, VertigoXMedia, a developer of television broadcast control systems.

		n/a	None

H. Douglas Schrock, 55 President of Smoker Craft, Inc., a pleasure boat manufacturer, since 1978; also President of Earthway Products, Inc. and President of Starcraft Marine, LLC.		n/a	None

Rice M. Tilley, Jr., 67

Member of the law firm of Law, Snakard & Gambill, a Professional Corporation, since 1965; member of Governor's Business Council from 1997 to present; and a member of the Board of Regents of the University of North Texas from October, 2003 to present.

		n/a	Assistant Secretary

Mark C. Neilson, 45

Chief Financial Officer of Towne Air Freight, Inc., an air freight trucking company, since March 2001; Chief Financial Officer and Director of Shelter Components Corporation, a supplier to the recreational vehicle industry, from March 1986 to October 1998; Director of Geocel Holdings Corporation, a manufacturer of sealants and adhesives; Director of Therm-O-Lite, Inc., a manufacturer of interior insulating windows; Director of EVS, Inc., a manufacturer of emergency vehicle seating.

		n/a	None

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COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS; INDEPENDENT DIRECTORS

The Board of Directors has an Executive Committee comprised of Dr. Cantwell and Messrs. Gardner, Barrett, and Kropf, an Audit Committee comprised of Dr. Cantwell and Messrs. Tilley, Neilson and Campbell, and a Stock Option Committee comprised of Dr. Cantwell and Messrs. Gardner and Barrett.

The Executive Committee, which met four times during the year ended December 27, 2003, is charged by the Company's bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Audit Committee met four times during the year ended December 27, 2003. The purpose and functions of the Audit Committee are to appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Stock Option Committee met twice during the year. The Committee is responsible for awarding Stock Options to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Board of Directors does not have nominating or compensation committees.

During the year ended December 27, 2003, the Board of Directors held four regularly scheduled meetings. All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

The Board of Directors has determined that the following five directors, constituting a majority of the Board of Directors, have no material relationship with the Company that would interfere with the exercise of independent judgment and are "independent" within the meaning of the American Stock Exchange ("AMEX") new director independence standards: Robert J. Campbell, Dr. Thomas Cantwell, H. Douglas Schrock, Rice M. Tilley, Jr. and Mark C. Neilson.

SUPREME'S AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. A copy of the Audit Committee Charter is attached as Appendix A. The members of the Audit Committee are independent as defined in Section 121(A) of the listing standards of the American Stock Exchange and Rule 10A-3 (b)(1) under the Securities Exchange Act of 1934 (the "1934 Act"). All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has determined that Mr. Neilson qualifies as an "Audit Committee Financial Expert" as defined in Section 229.401(h) of the 1934 Act, and his experience and background are described on page 8. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors. The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

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We have reviewed and discussed with senior management the Company's audited financial statements included in the 2003 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Crowe Chizek and Company LLC, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committees." SAS No. 61 requires the Company's independent accountants to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Crowe Chizek and Company LLC a letter providing the disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", with respect to any relationships between Crowe Chizek and Company LLC and the Company that in their professional judgment may reasonably be thought to bear on their independence. Crowe Chizek and Company LLC has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2003 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company's independent accountants. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent accountants with respect to such financial statements.

	The Audit Committee:
	Rice M. Tilley, Jr. (Chair)
	Robert J. Campbell
	Thomas Cantwell
	Mark C. Neilson

Accounting Fees

The following table sets forth the aggregated fees billed to the Company for fiscal years 2003 and 2002 by the Company's independent public accountants, Crowe Chizek and Company LLC:
	2003	2002
Audit fees	$116,000	$107,000
Audit-related fees	30,790	20,300
Tax fees	135,495	165,600
All other fees	18,750	-
Total fees	$301,035	$292,900
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The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent accountants during the Company's most recent fiscal year are compatible with maintaining the independence of such accountants.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company's Officers and Directors, including the Company's principal executive officer and principal financial and accounting officer. The code has been posted in the Shareholder Information section of the Company's website, www.supremeind.com.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company and its subsidiaries for services rendered during the last three fiscal years to the Company's chief executive officer and each of the most highly compensated executive officers of the Company whose cash compensation exceeds $100,000.
Summary Compensation Table

Name and	Annual Compensation				Long Term		All Other
Principal Position	Year	Salary $	Bonus $		Compensation		Compensation (4)
Herbert M. Gardner (1)	2003	$108,000	$ 59,000	$	---	$	---
Chairman of the Board	2002	108,000	72,500		---		---
and President	2001	108,000	102,546		---		---

William J. Barrett (1)	2003	108,000	59,000		---		---
Executive Vice	2002	108,000	72,500		---		---
President (Long Range	2001	108,000	102,546		---		---
and Strategic Planning)
and Secretary

Omer G. Kropf (2)	2003	240,000	92,683		---		15,708
Executive Vice	2002	240,000	109,784		---		6,450
President	2001	240,000	365,800		---		5,901

Robert W. Wilson (3)	2003	147,923	92,683		---		6,105
Executive Vice	2002	135,000	109,784		---		4,601
President, Treasurer	2001	132,692	182,900		---		5,135
and Chief Financial Officer

(1) On January 1, 1993, the Company entered into three-year consulting agreements commencing on January 1, 1993 with Mr. Gardner and Mr. Barrett for financial and advisory consulting services. On September 22, 1994, the Board of Directors approved an amendment to the contracts so that on December 31st of each year the contracts will be extended for an additional year. On May 1, 2003 the Company entered into employment contracts commencing on May 1, 2003 with Mr. Gardner and Mr. Barrett. Commencing on the first day of the contract and each day thereafter the term of the contracts shall automatically be extended for one additional day so that a constant three (3) year term will always be in effect. The terms of the employment contracts provide for Mr. Gardner and Mr. Barrett to receive a minimum base salary of $108,000 per year, plus a cash incentive performance fee in the amount of $36,000 if the pre-tax earnings of the Company exceed $2,000,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.
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(2) On May 1, 1998, the Company's wholly-owned subsidiary, Supreme Corporation, entered into a four-year employment contract with Mr. Kropf through April 30, 2002. On May 1, 2002, Supreme Corporation entered into a new three-year employment contract with Mr. Kropf through April 30, 2005. The terms of the employment contract provide for a minimum base salary of $240,000 per year plus a bonus subject to approval by the Board of Directors, based upon the Company's pre-tax operating performance.

(3) On January 1, 1998, the Company's wholly-owned subsidiary, Supreme Corporation, entered into a three-year employment contract with Mr. Wilson through December 31, 2000. On July 1, 2000, amendment number one extended the contract through December 31, 2003. On July 1, 2003 Supreme Corporation entered into a new three-year employment contract with Mr. Wilson through June 30, 2006. The terms of the employment contract provide for a minimum base salary of $150,000 per year (subject to increase by the determination of the Board of Directors) plus a bonus subject to approval by the Board of Directors, based upon the Company's pre-tax operating performance.

(4) Includes the Company's matching contribution to its Section 401(k) Retirement Plan and payment of premiums for disability and life insurance coverage for the named executives.

Director Compensation

Outside directors are paid $1,500 per board meeting attended and an additional $6,000 annually. Members of the Audit Committee are paid $1,500 per meeting. Non-employee members of the Executive Committee are paid $2,000 per month. Each Director is reimbursed for out-of-pocket expenses incurred in attending Board or Committee meetings.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth certain information regarding the year-end value of options held by the Company's executive officers during the fiscal year ended December 27, 2003. There are no stock appreciation rights outstanding.

Shares	Value	Value of Unexercised
Acquired	Realized	Number of Unexercised	In-the-Money Options
on	at	Options at the Year-End	At the Year-End (1)
Name	Exercise	Exercise	Exercisable/Unexercisable	Exercisable/Unexercisable
Herbert M. Gardner	---	$	---	72,875	55,000	$ 146,589	$ 69,520
William J. Barrett	---	---	72,875	55,000	117,590	43,450
Omer G. Kropf	---	---	92,336	64,167	179,286	81,107
Robert W. Wilson	---	---	67,964	40,334	130,333	49,684

(1) The value of outstanding options is based on the December 27, 2003 closing stock price which was $6.00.

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The Board Of Directors Report On Executive Compensation

The Company's compensation policy and annual compensation applicable to the Company's executive officers are the responsibility of the Board of Directors. Executive officers of the Company who are also members of the Board, including the chief executive officer, do not participate in setting their own compensation. The Board of Directors reviews the individual performance of each executive officer and the financial performance of the Company. The Board also takes into account salary levels, bonus plans, stock incentive plans and other compensation packages made available to executive officers of companies of similar size and nature. The Board of Directors considers the Company's compensation policy in light of Section 162(m) of the Internal Revenue Code of 1986 and related regulations regarding the deductibility of certain compensation. No executive has received compensation which is non-deductible under such Section; however, the Board of Directors may determine to pay compensation which is non-deductible in certain circumstances. In accordance with the above compensation policy, the Board of Directors, upon the recommendation of a majority of the independent directors of the Board, has established certain compensation arrangements as set forth below.

The Board has approved Employment Contracts between the Company and Mr. Herbert M. Gardner, Chairman of the Board and President of the Company, and Mr. William J. Barrett, Executive Vice President (Long Range and Strategic Planning) and Secretary of the Company. These Employment Contracts went into effect May 1, 2003, and shall automatically be extended for one additional day so that a constant three (3) year term will always be in effect. In consideration of services to be provided to the Company, the Employment Contracts provide for Messrs. Gardner and Barrett to each receive (in addition to certain fringe benefits): (1) annual consulting fees of $108,000 (which monthly payments are to be offset by all other fees paid to Messrs. Gardner and Barrett, respectively, for serving as members of the Board of Directors and any committee of the Company and its subsidiaries): and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

The Company's wholly-owned subsidiary, Supreme Corporation, entered into an Employment Contract with Mr. Omer G. Kropf employing Mr. Kropf as President of Supreme Corporation (Mr. Kropf is also an Executive Vice President of the Company). The Employment Contract was for a term of four years beginning on May 1, 1998, and ending on April 30, 2002. On May 1, 2002 Supreme Corporation entered into a new Employment Contract through April 30, 2005. In consideration of his services rendered as President of Supreme Corporation, this Employment Contract provides that Supreme Corporation will pay to Mr. Kropf (in addition to certain fringe benefits) a minimum base salary of $240,000 per year plus a pre-tax incentive bonus if earned under Supreme Corporation's Bonus Payment Plan. Under this Plan, an amount equal to ten percent (10%) of Supreme Corporation's pre-tax profits is (subject to Board approval) placed into a bonus pool which is then allocated among, and is distributed to, Supreme Corporation's key executives. The allocation of such bonus pool is approved by the Board of Directors based upon an analysis of the contributions of key executives to the Company's financial performance and a consideration of Management's recommendation as to an appropriate allocation to reward such contributions.

The Company's wholly-owned subsidiary, Supreme Corporation, also entered into an Employment Contract with Mr. Robert W. Wilson employing Mr. Wilson as Vice President of Finance, Treasurer and Assistant Secretary of Supreme Corporation (Mr. Wilson is also Executive Vice President, Treasurer and Chief Financial Officer of the Company). The Employment Contract was for a term of three years beginning January 1, 1998 and ending December 31, 2000. On July 1, 2000 amendment number one extended the contract through December 31, 2003. On July 1, 2003 Supreme Corporation entered into a new Employment Contract through June 30, 2006. In consideration of his services rendered as Executive Vice President, Treasurer and Chief Financial Officer of the Corporation, the Employment Contract provides that Supreme Corporation will pay to Mr. Wilson (in addition to certain fringe benefits) a minimum base salary of $150,000 per year (subject to increase by the determination of the Board of Directors) plus a pre-tax incentive bonus if earned under Supreme Corporation's Bonus Payment Plan described in the preceding paragraph.

13
The Board of Directors

William J. Barrett Herbert M. Gardner H. Douglas Schrock Robert J. Campbell Omer G. Kropf Rice M. Tilley, Jr. Thomas Cantwell Mark C. Neilson Robert W. Wilson

Stock Option Plans

2004 Stock Option Plan

On January 23, 2004, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 2004 Stock Option Plan. Shareholders will be asked to approve the 2004 Stock Option Plan at the Annual Meeting to be held April 29, 2004. The following paragraphs summarize certain provisions of the 2004 Stock Option Plan and are qualified in their entirety by reference thereto.

The 2004 Stock Option Plan provides for the granting of options (collectively, the "2004 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 2004 Stock Option Plan authorizes the granting of options to acquire up to 600,000 shares of Class A Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 2004 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including officers and directors of the Company, who, in management's opinion, would be considered eligible to receive grants under the 2004 Stock Option Plan, although fewer employees may actually receive grants.

Authority to administer the 2004 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 2004 Stock Option Plan, the Committee has authority, in its discretion, to award 2004 Options and to determine the terms and conditions (which need not be identical) of such 2004 Options, including the persons to whom, and the time or times at which, 2004 Options will be awarded, the number of 2004 Options to be awarded to each such person, the exercise price of any such 2004 Options, and the form, terms and provisions of any agreement pursuant to which such 2004 Options will be awarded. The 2004 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 2004 Option ("Holder") in connection with the exercise thereof. Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 2004 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following the date of grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

14
The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 2004 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award of such NSO.

Payment for Class A Common Stock issued upon the exercise of a 2004 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the holder of the 2004 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such Holder a new 2004 Option for a number of shares equal to the number of shares delivered by such Holder to pay the exercise price of the previous 2004 Option. The new 2004 Option will have an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of the exercise of such previous 2004 Option. A new 2004 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 2004 Stock Option Plan allows for the cashless exercise of options via the Sale Method. Under the Sale Method, with the consent of the Committee, payment in full of the exercise price of the option may be made through the Company's receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with balance being remitted to the holder.

The duration of each 2004 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award (or not more than five years from the date of award if the Holder owns stock representing more than 10% of the total combined voting power of all classes of stock) in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 2004 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 2004 Option, and the exercise price of each outstanding 2004 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a Holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such Holder's 2004 Options then outstanding to terminate, but such Holder shall have the right, immediately prior to such transaction, to exercise such 2004 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such holder's option agreement if (and only if) such options have not at that time expired or been terminated.

15
The 2004 Stock Option Plan, as amended, will terminate on January 22, 2014 or on such earlier date as the Board of Directors may determine. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

The 2004 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 2004 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 2004 Options, (c) decreases the price at which ISO's may be granted, (d) removes the administration of the 2004 Stock Option Plan from the Committee, or (e) without the consent of the affected Holder, causes the ISO's granted under the 2004 Stock Option Plan and outstanding at such time that satisfied the requirements of Section 422 of the Code to no longer satisfy such requirements.

2001 Stock Option Plan

On January 31, 2001, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 2001 Stock Option Plan. The Plan was approved by the Company's shareholders at the Annual Meeting held on May 2, 2001. The following paragraphs summarize certain provisions of the 2001 Stock Option Plan and are qualified in their entirety by reference thereto.

The 2001 Stock Option Plan provides for the granting of options (collectively, the "2001 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 2001 Stock Option Plan authorizes the granting of options to acquire up to 825,000 shares of Class A Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 2001 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including officers and directors of the Company, who, in management's opinion, would be considered eligible to receive grants under the 2001 Stock Option Plan, although fewer employees may actually receive grants. At December 27, 2003, there were 797,500 options outstanding under this plan, of which 198,910 were exercisable.

Authority to administer the 2001 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 2001 Stock Option Plan, the Committee has authority, in its discretion, to award 2001 Options and to determine the terms and conditions (which need not be identical) of such 2001 Options, including the persons to whom, and the time or times at which, 2001 Options will be awarded, the number of 2001 Options to be awarded to each such person, the exercise price of any such 2001 Options, and the form, terms and provisions of any agreement pursuant to which such 2001 Options will be awarded. The 2001 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 2001 Option ("Holder") in connection with the exercise thereof. Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 2001 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following the date of grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.
16
The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 2001 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award of such NSO.

Payment for Class A Common Stock issued upon the exercise of a 2001 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the holder of the 2001 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such Holder a new 2001 Option for a number of shares equal to the number of shares delivered by such Holder to pay the exercise price of the previous 2001 Option. The new 2001 Option will have an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of the exercise of such previous 2001 Option. A new 2001 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 2001 Stock Option Plan allows for the cashless exercise of options via the Sale Method. Under the Sale Method, with the consent of the Committee, payment in full of the exercise price of the option may be made through the Company's receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with balance being remitted to the holder.

The duration of each 2001 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award (or not more than five years from the date of award if the Holder owns stock representing more than 10% of the total combined voting power of all classes of stock) in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 2001 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 2001 Option, and the exercise price of each outstanding 2001 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a Holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such Holder's 2001 Options then outstanding to terminate, but such Holder shall have the right, immediately prior to such transaction, to exercise such 2001 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such holder's option agreement if (and only if) such options have not at that time expired or been terminated.

17
The 2001 Stock Option Plan, as amended, will terminate on January 30, 2011 or on such earlier date as the Board of Directors may determine. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

The 2001 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 2001 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 2001 Options, (c) decreases the price at which ISO's may be granted, (d) removes the administration of the 2001 Stock Option Plan from the Committee, or (e) without the consent of the affected Holder, causes the ISO's granted under the 2001 Stock Option Plan and outstanding at such time that satisfied the requirements of Section 422 of the Code to no longer satisfy such requirements.

1998 Stock Option Plan

On October 29, 1998, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 1998 Stock Option Plan. The plan was approved by shareholders at the annual meeting held on April 29, 1999. The following paragraphs summarize certain provisions of the 1998 Stock Option Plan and are qualified in their entirety by reference thereto.

The 1998 Stock Option Plan provides for the granting of options (collectively, the "1998 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 1998 Stock Option Plan authorizes the granting of options to acquire up to 869,087 shares of Class A Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1998 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including officers and directors of the Company, who, in management's opinion, would be considered eligible to receive grants under the 1998 Stock Option Plan, although fewer employees may actually receive grants. At December 27, 2003, there were 535,247 options outstanding under this plan, of which 535,247 were exercisable.

Authority to administer the 1998 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1998 Stock Option Plan, the Committee has the authority , in its discretion, to award 1998 Options and to determine the terms and conditions (which need not be identical) of such 1998 Options, including the persons to whom, and the time or times at which, 1998 Options will be awarded, the number of 1998 Options to be awarded to each such person, the exercise price of any such 1998 Options, and the form, terms and provisions of any agreement pursuant to which such 1998 Options will be awarded. The 1998 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 1998 Option ("Holder") in connection with the exercise thereof. Subject to the limitations set forth below, the exercise price of the shares of stock covered by each 1998 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following the date of grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.
18
The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 1998 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award of such NSO.

Payment for Class A Common Stock issued upon the exercise of a 1998 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the holder of the 1998 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such Holder a new 1998 Option for a number of shares equal to the number of shares delivered by such Holder to pay the exercise price of the previous 1998 Option. The new 1998 Option shall have an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of the exercise of such previous 1998 Option. A new 1998 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 1998 Stock Option Plan originally provided for two methods for the cashless exercise of options, the Sale Method and the Net Method. The Board of Directors of the Company amended the 1998 Stock Option Plan on November 11, 1999 to delete the Net Method of cashless exercise (no options were ever exercised using the net method). Under the Sale Method, with the consent of the Committee, payment in full of the exercise price of the option may be made through the Company's receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with balance being remitted to the Holder.

The duration of each 1998 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award (or not more than five years from the date of award if the Holder owns stock representing more than 10% of the total combined voting power of all classes of stock) in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 1998 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1998 Option, and the exercise price of each outstanding 1998 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a Holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such Holder's 1998 Options then outstanding to terminate, but such Holder shall have the right, immediately prior to such transaction, to exercise such 1998 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such Holder's option agreement if (and only if) such options have not at that time expired or been terminated.

19
The 1998 Stock Option Plan, as amended, will terminate on October 29, 2008, or on such earlier date as the Board of Directors may determine. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

The 1998 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 1998 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 1998 Options, (c) decreases the price at which ISO's may be granted, (d) removes the administration of the 1998 Stock Option Plan from the Committee, or (e) without the consent of the affected Holder, causes the ISO's granted under the 1998 Stock Option Plan and outstanding at such time that satisfied the requirements of Section 422 of the Code to no longer satisfy such requirements.

1992 Stock Option Plan

On April 7, 1992, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 1992 Stock Option Plan. The plan was approved by the shareholders at the annual meeting held on June 11, 1992. The following paragraphs summarize certain provisions of the 1992 Stock Option Plan and are qualified in their entirety by reference thereto. The 1992 Stock Option Plan provides for the granting of options (collectively, the "1992 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 1992 Stock Option Plan authorizes the granting of options to acquire up to 441,229 shares of Class A Common Stock, subject to certain adjustments described below. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1992 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including officers and directors of the Company, who, in management's opinion, would be considered eligible to receive grants under the 1992 Stock Option Plan, although fewer employees may actually receive grants. At December 27, 2003, there were no options outstanding under this plan.

Authority to administer the 1992 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1992 Stock Option Plan, the Committee has the authority, in its discretion, to award 1992 Options and to determine the terms and conditions (which need not be identical) of such 1992 Options, including the persons to whom, and the time or times at which, 1992 Options will be awarded, the number of 1992 Options to be awarded to each such person, the exercise price of any such 1992 Options, and the form, terms and provisions of any agreement pursuant to which such 1992 Options will be awarded. The 1992 Stock Option Plan also provides that the committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the Holder of a 1992 Option in connection with the exercise thereof. Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 1992 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following the date of grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

20
The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 1992 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award.

Payment for Class A Common Stock issued upon the exercise of a 1992 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the Holder of the 1992 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such Holder a new 1992 Option for a number of shares equal to the number of shares delivered by such Holder to pay the exercise price of the previous 1992 Option having an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of such exercise. A 1992 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

The duration of each 1992 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 1992 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1992 Option, and the exercise price of each outstanding 1992 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a Holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such Holder's 1992 Options then outstanding to terminate, but such Holder shall have the right, immediately prior to such transaction, to exercise such 1992 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such Holder's option agreement if (and only if) such options have not at that time expired or been terminated.

The 1992 Stock Option Plan terminated on April 7, 2002. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

Equity Compensation Plan Information

The table below sets forth information as of the end of the Company's 2003 fiscal year for (i) all compensation plans previously approved by our shareholders and (ii) all compensation plans not previously approved by our shareholders:

21
Number of securities
remaining available for
Number of securities to	Weighted-average	future issuance under equity
be issued upon exercise	exercise price of	compensation plans
of outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in the first column)
Equity compensation
plans approved by
security holders	1,332,747	$4.36	474,985

Equity compensation plans approved by our shareholders include the 1992 Stock Option Plan, the 1998 Stock Option Plan and the 2001 Stock Option Plan.

401 (k) Retirement Plan

The Company has a Section 401(k) Retirement Plan (the "Retirement Plan") which offers employees tax advantages pursuant to Section 401(k) of the Internal Revenue Code. During the year ended December 27, 2003, all of the employees of the Company and one of its subsidiaries (collectively, the "Employer") were eligible to participate in the Retirement Plan if they had reached the age of 21 and had been employed by the Employer for at least one full calendar year. Under the terms of the Retirement Plan, a participant may elect to contribute to the Plan up to 15% of his or her compensation. Through February 1994, the Company contributed ten cents on each dollar of the first 6% of compensation contributed by participants. On February 4, 1994, the Board of Directors approved an increase to fifteen cents on each dollar of the first 6% of compensation contributed by participants effective March 1, 1994. On August 29, 1997, the Board of Directors approved an increase to twenty-five cents on each dollar of the first 6% of compensation contributed by participants effective December 1, 1997. On February 11, 1999 the Board of Directors approved an increase to thirty cents on each dollar of the first 7% of compensation contributed by participants effective March 1, 1999. Payments are made by the Company and the Participants, the latter by means of a payroll deduction program. Within specified limits, a participant has the right to direct his or her savings into certain kinds of investments. The total aggregate amount of the Company's contribution for Messrs. Kropf and Wilson was $2,957 and $2,957, respectively, and for all executive officers as a group was $5,914.

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Stock Price Performance

The following Stock Performance Graph shows the changes over the past five year period in the value of $100 invested in (1) the Company's Class A Common Stock, (2) the American Stock Exchange Total Return Index, and (3) the American Stock Exchange Industrial Manufacturing Index. The year-end values of each investment are based on share price appreciation and the reinvestment of dividends. The stock price performance shown below is not necessarily indicative of future performance.

12/31/98	12/31/99	12/31/00	12/31/01	12/28/02	12/27/03
Supreme Industries, Inc.	$100	$71	$34	$51	$50	$79
AMEX Industrial
Manufacturing Index	$100	$128	$157	$125	$96	$168
AMEX (US) Total
Return Index	$100	$131	$123	$112	$93	$124

Assumes $100 invested on December 31, 1998 in Supreme Industries, Inc. Stock, the AMEX Industrial Mfg. Index and the AMEX (US) Total Return Index.

Transactions With Management

As part of its original acquisition on January 19, 1984 of the specialized vehicle manufacturing business now being operated by it, Supreme Corporation acquired an option to purchase certain real estate and improvements, at its Goshen, Indiana, and Griffin, Georgia facilities, leased to it by lessors controlled by the sellers of such business (one of whom is Omer G. Kropf). The option agreement provided that the option would expire on January 8, 1989, and that, prior to that time, it could be assigned to either or both of William J. Barrett and Herbert M. Gardner, members of the Company's Board of Directors.

On July 25, 1988, Supreme Corporation assigned the option (with the consent of the grantors of the option) to a limited partnership (the "Partnership"). The general partner of the Partnership is Supreme Corporation, and the limited partnership interests therein are owned (directly or indirectly) by individuals including Mr. Barrett, Mr. Gardner, Mr. Kropf, Dr. Cantwell, and Mr. Campbell, all of whom are members of the Company's Board of Directors.

In a transaction consummated on July 25, 1988, the Partnership exercised the option and purchased all of the subject real estate and improvements. Also on July 25, 1988, the Partnership and Supreme Corporation entered into new leases covering Supreme facilities in Goshen, Indiana and Griffin, Georgia at initial rental rates equivalent to those paid pursuant to the lease agreements with the prior lessors. The leases granted to Supreme Corporation contain options to purchase the properties for an aggregate initial price of $2,765,000 (subject to increases after the first year based upon increases in the Consumer Price Index). During the current year ending December 25, 2004, Supreme Corporation is obligated to pay approximately $629,000 in minimum lease payments to the Partnership under lease agreements which expire July 2005.

In order to carry out the purchase of the subject real estate and improvements, the Partnership borrowed from a bank $2,363,000 collateralized by mortgages on such real estate, a security interest in specified personal properties, and the assignments of the leases. The initial capital contribution of the Partnership's limited partners covered the balance of the purchase price.

Mr. Kropf, Executive Vice President and Director of the Company, is Secretary-Treasurer and sole shareholder of Quality Transportation. The Company's subsidiary, Supreme Corporation, purchases delivery services from Quality Transportation in the ordinary course of business. During the year ended December 27, 2003, Supreme Corporation purchased delivery services of $3,090,000 from Quality Transportation. All transactions were without special terms or conditions and were as favorable as those that the Company could have obtained from non affiliated third parties.

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On April 28, 2000, Supreme Corporation entered into a Lease Agreement with Mr. Kropf for the lease from Mr. Kropf of a warehouse facility located on approximately 10 acres of land close to Supreme Corporation's FRP manufacturing facility in Ligonier, Indiana. The lease was for an initial term of three (3) years terminating April 30, 2003 for a rental amount of $402,660 for the term, payable in equal monthly installments of $11,185. The rental amount was based on an independent third party appraisal. Supreme Corporation had two (2) renewal options of three (3) years each at a rental rate equal to the rental amount for the initial term, adjusted upward for any increase in the Consumer Price Index. Supreme did not exercise its renewal option at the expiration as the full facility was no longer needed. The current rental is on a month-to-month basis at 12 cents per square foot for the amount of space actually needed. In addition, during peak business Supreme leases land from Mr. Kropf for chassis storage. Rentals paid to Mr. Kropf under the above agreements were $110,760 during 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

It is expected that representatives of Crowe Chizek and Company LLC will be present at the shareholders' annual meeting with the opportunity to make a statement if they desire to do so and also will be available to respond to appropriate questions at the meeting.

The Company's Board of Directors recommend that you vote FOR ratification of the selection of Crowe Chizek and Company LLC as the Company's auditors for the fiscal year ending December 25, 2004.

OTHER MATTERS

The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company's Annual Meeting of Shareholders in 2005 must be received by the Company at its principal executive offices in Goshen, Indiana, on or before December 1, 2004 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

FINANCIAL STATEMENTS

The Company's Annual Report to Shareholders for the fiscal year ended December 27, 2003, is enclosed herewith.

A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE TREASURER, SUPREME INDUSTRIES, INC., P.O. BOX 237, 2581 EAST KERCHER ROAD, GOSHEN, INDIANA 46528

By Order of the Board of Directors

Goshen, Indiana
March 12, 2004	/s/William J. Barrett

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INDEX TO APPENDICES

Appendix	Description
A	Supreme Industries, Inc. Audit Committee Charter

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Appendix A

AUDIT COMMITTEE CHARTER
OF
SUPREME INDUSTRIES, INC.

I. PURPOSE

The Audit Committee shall provide assistance to the Corporation's directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations, and corporate policy.

Oversee the qualifications, independence and performance of the independent accounting firm .

Prepare the report required by the Securities and Exchange Commission's ("SEC") proxy rules to be included in the Corporation's annual proxy statement.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an "independent director" as defined in Section 121(A) of the American Stock Exchange listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "1934 Act"), and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices including being able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise so as to qualify as an "Audit Committee Financial Expert" as defined in Section 229.401(h) of the 1934 Act.

The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board to serve for the ensuing year or until their successors have been duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.
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III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee plans to meet at least annually with management and the representatives of the independent accounting firm to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee, or its Chairperson, plans to meet with management and the representatives of the independent accounting firm quarterly to review the Corporation's financials consistent with Section IV.D below.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

Review and reassess, at least annually, the adequacy of this Charter; and make recommendations to the Board, as conditions dictate, to update this Charter.

  Review with management, and the representatives of the independent accounting firm, the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), as amended.

  Review with management, and the representatives of the independent accounting firm, the Corporation's quarterly financial statements on Form 10-Q prior to their filing or prior to the release of earnings, including a discussion with the representatives of the independent accounting firm of the matters to be discussed by SAS No. 61.

Independent Accountants

  The Audit Committee shall directly appoint, retain, compensate, evaluate and terminate the Corporation's independent accounting firm and shall be directly responsible for the oversight of the independent accounting firm including the resolution of disagreements between management and the independent accounting firm. The Audit Committee has the sole authority to approve all engagements and fees with the independent accounting firm. This does not preclude the Audit Committee from obtaining the input of Company management. The independent accounting firm is accountable to the Audit Committee and ultimately to the entire Board for such accountant's audit of the financial statements of the Corporation. On an annual basis, the Audit Committee shall review and discuss with the representatives of the independent accounting firm all significant relationships the independent accounting firm has with the Corporation to determine the independence of said firm.

Oversee independence of the independent accounting firm by:

  receiving from the independent accounting firm, at least annually, a formal written statement delineating all relationships between such firm and the Corporation consistent with the Independence Standards Board Standard 1 ("ISB No. 1");

  reviewing, and actively discussing with the Board, if necessary, and the representatives of the independent accounting firm, at least annually, any disclosed relationships or services between such firm and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the independent accounting firm; and

recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

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  Based on the review and discussions referred to in paragraph IV.B. and IV.E. above, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Financial Reporting Process

In conjunction with the representatives of the independent accounting firm, review the integrity of the Corporation's financial reporting processes, both internal and external.

  Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices proposed by management. Discuss with the representatives of the independent accounting firm any significant changes in auditing standards or their audit scope.

  Establish regular systems of reporting to the Audit Committee by each of management and the independent accounting firm regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restriction on the scope of the work or access to required information.

Review any significant disagreement among management and the independent accounting firm in connection with the preparation of the financial statements.

Legal Compliance/General

Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

Engage such independent legal counsel and such accounting or other expert advisors as the Audit Committee deems necessary to carry out its duties.

Ensure that a Code of Ethics is formalized in writing and that all employees have knowledge of it.

Report through its Chairperson to the Board following meetings of the Audit Committee.

Maintain minutes or other records of meetings and activities of the Audit Committee.

  Establish written procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by Corporation's employees of concerns regarding questionable accounting or auditing matters.

Funding of the Audit Committee

  The Audit Committee shall receive appropriate funding, as determined by the Audit Committee, from the Corporation for payment of (a) compensation to the Corporation's independent accountants and auditors, (b) compensation to the outside legal, accounting or other expert advisors employed by the Audit Committee in the fulfillment of its duties, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties. The Audit Committee has sole authority to approve the fees and other retention terms of such legal, accounting and other expert advisors.

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Scope of Responsibilities and Duties

In furtherance, and not in limitation, of the foregoing, the Audit Committee shall be vested with all responsibilities and authority required by Rule 10A-3 of the 1934 Act.

  While the Audit Committee has the responsibilities and duties set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accounting firm.

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SUPREME INDUSTRIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors
2581 East Kercher Road, Goshen, Indiana 46528

The undersigned hereby appoints Robert W. Wilson, Herbert M. Gardner and Rice M. Tilley, Jr., as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Supreme Industries, Inc. (the "Company") held of record by the undersigned on March 8, 2004 at the Annual Meeting of Shareholders to be held on April 29, 2004 or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

(TO BE SIGNED ON REVERSE SIDE)

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ANNUAL MEETING OF SHAREHOLDERS OF

SUPREME INDUSTRIES, INC.

April 29, 2004

Please sign, date and mail your proxy card in the
envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

(1) ELECTION OF DIRECTORS:	NOMINEES
FOR ALL NOMINEES	H. DOUGLAS SCHROCK	¡
RICE M. TILLEY, JR.	¡
WITHHOLD AUTHORITY	MARK C. NEILSON	¡
FOR ALL NOMINEES

FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

FOR	AGAINST	ABSTAIN
(2) APPROVAL OF 2004 STOCK OPTION PLAN	☐	☐	☐

(3) RATIFICATION OF SELECTION OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT AUDITORS.	☐	☐	☐

Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

PLEASE DATE AND SIGN BELOW AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.
Signature of Shareholder ______________ Date _______, 2004 Signature of Shareholder ______________ Date _______, 2004

NOTE: Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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